                                                                      Exhibit 24

                                POWER OF ATTORNEY

         Each of the undersigned hereby constitutes and appoints Luqman Arnold, Hugo Schaub and Robert Mills, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-1 relating to the registration of the securities set forth on Annex A hereto by UBS AG, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                 NAME                                 TITLE                               DATE
                 ----                                 -----                               ----

            /s/ Marcel Ospel
______________________________________      President and Group Chief              October 23, 2000
             Marcel Ospel                       Executive Officer

            /s/ Luqman Arnold
______________________________________                                             October 26, 2000
            Luqman Arnold                    Chief Financial Officer

            /s/ Hugo Schaub
______________________________________     Group Controller and Member             October 24, 2000
             Hugo Schaub                     of Group Managing Board

            /s/ Alex Krauer
______________________________________                                             October 26, 2000
             Alex Krauer                   Member of Board of Directors

           /s/ Alberto Togni
______________________________________                                             October 26, 2000
            Alberto Togni                  Member of Board of Directors

           /s/ Markus Kundig
______________________________________                                             October 26, 2000
            Markus Kundig                  Member of Board of Directors

           /s/ Peter Bockli
______________________________________                                             October 24, 2000
             Peter Bockli                  Member of Board of Directors

           /s/ Rolf A. Meyer
______________________________________                                             October 25, 2000
            Rolf A. Meyer                  Member of Board of Directors

                 NAME                                 TITLE                               DATE
                 ----                                 -----                               ----
       /s/ Hans Peter Ming
______________________________________                                                October 27, 2000
           Hans Peter Ming                 Member of Board of Directors


______________________________________                                             _________ ___, 2000
           Andreas Reinhart                Member of Board of Directors

        /s/ Eric Honegger
______________________________________                                                October 25, 2000
            Eric Honegger                  Member of Board of Directors

Annex A

Medium-Term Senior Notes, Series C
Medium-Term Subordinated Notes, Series D

$150,000,000 of 9 1/4% Notes Due 2001
$100,000,000 of 7 7/8% Notes Due 2003
$200,000,000 of 6 1/2% Notes Due 2005
$100,000,000 of 6 3/4% Notes Due 2006
$200,000,000 of 7 5/8% Notes Due 2014
$125,000,000 of 8 7/8% Notes Due 2005
$125,000,000 of 8 1/4% Notes Due 2002
$150,000,000 of 7 5/8% Notes Due 2008
$250,000,000 of 6.55% Notes Due 2008
$340,000,000 of 6.45% Notes Due 2003
$525,000,000 of 6 3/8% Notes Due 2004
$275,000,000 of 7 5/8% Notes Due 2009
$175,000,000 of 7 3/4% Notes Due 2002
8.30% Junior Subordinated Debentures Due 2036
8.08% Junior Subordinated Debentures Due 2037
8.30% Preferred Trust Securities (liquidation amount $25 per security) 8.08% Preferred Trust Securities (liquidation amount $25 per security)

Guarantee Agreement relating to
     the trust securities of
     PWG Capital Trust I

Guarantee Agreement relating to the
     trust securities of PWG
     Trust II